Exhibit 10.2

ASSET PURCHASE AGREEMENT

between

JIFM HOLDINGS, LLC

and

SELECT-TV USA HOLDINGS, INC.

dated as of

February 19, 2015

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement"), dated as of February 19, 2015 (the ''Effective Date"), is entered into between JIFM HOLDINGS, LLC, a New York limited liability company ("Seller") and Select-TV USA Holdings, Inc., a Nevada corporation ("Buyer").

RECITALS

WHEREAS, promptly following the Effective Date of this Agreement, Seller will purchase an interest bearing promissory note (the "Note") together with a first lien and security interest (the "Security Interest") securing the Note pursuant to Article 9 of the New York Uniform Commercial Code ("NYUCC") in the principal amount of TWO MILLION FIVE HUNDRED THOUSAND 500,000.00) US DOLLARS issued by [***] a New York corporation, as maker and borrower ([***] or "Borrower");

WHEREAS, the Security Interest secures the Note in the following assets of Borrower (each of the following capitalized terms having the same meaning, respectively, as it has in Article 9 of the NYUCC): (1) all Accounts, (2) all Chattel Paper (whether tangible or electronic), (3) all Deposit Accounts, (4) all Documents, (5) all General Intangibles (including Payment Intangibles and Software), (6) all Goods (including Inventory, Equipment, Fixtures and Accessions), (7) all Instruments (including promissory notes), (8) all Investment Property, (9) all Letter-of-Credit Rights, (10) all Letters of Credit, (11) all Money, (12) all Supporting Obligations, (13) all other assets of Borrower, and (14) all proceeds and products of the foregoing (such assets described in the foregoing clauses 1 through 14, inclusive, also being sometimes referred to herein, jointly and severally, as the Collateral"); and,

WHEREAS, no part of the principal of such Note has been paid, and the Note is in default; and,

WHEREAS, Borrower was engaged in the business of video on demand for the hospitality industry (the "Business"); and

WHEREAS, the Borrower has indicated its desire to consent in an authenticated record to an acceptance by Seller, as secured party, of the Collateral in full satisfaction of the Note as permitted pursuant to NYUCC §9-620. "Acceptance of Collateral in Full or Partial Satisfaction of Obligation; Compulsory Disposition of Collateral"; and,

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[***] Confidential treatment has been requested with respect to the omitted language. The omitted language has been separately filed with the Securities and Exchange Commission.

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WHEREAS, the Seller, in any event, as secured party pursuant to its purchase of the Note and the Security Interest, shall have the powers and rights of a secured party pursuant to Article 9 of the NYUCC to foreclose upon the Collateral and to the dispose of the Collateral in all manner permitted under the NYUCC; and,

WHEREAS, the Buyer desires to cause and enable Seller to acquire such Collateral, and to purchase the Collateral from Seller, in accordance with the terms and conditions set forth in this Agreement; and,

WHEREAS, the Buyer desires to cause and enable Seller, as the secured party pursuant to the purchase of the Note and the Security Interest, to act in such manner as to foreclose and acquire the assets comprising the Collateral; and,

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller substantially all of the Collateral, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in the assets formerly comprising the Collateral as set forth on Section 1.01 of the disclosure schedules ("Disclosure Schedules") attached hereto as and to the extent available to Seller (collectively, the "Purchased Assets"), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance ("Encumbrance"), other than a Permitted Encumbrance (as set forth on Disclosure Schedules, section 1.01), and except as otherwise may be expressly provided herein including:

(a) all Accounts of [***]

(b) all Chattel Paper (whether tangible or electronic) [***]

(c) all Deposit Accounts of [***]

(d) all Documents of [***]

(e) all General Intangibles (including Payment Intangibles and Software) of [***]

(f) all Goods (including Inventory, Equipment, Fixtures and Accessions) of [***]

(g) all Instruments (including promissory notes) of [***]

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[***] Confidential treatment has been requested with respect to the omitted language. The omitted language has been separately filed with the Securities and Exchange Commission.

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(h) all Investment Property of [***]

(i) all Letter-of-Credit Rights of [***]

(j) all Letters of Credit of [***]

(k) all Money of [***]

(l) all Supporting Obligations of [***]

(m) all other assets of [***]

(n) all proceeds and products of the foregoing.

Section 1.02 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets and properties of Seller (the "Excluded Assets"):

(a) all cash and cash equivalents, bank accounts and securities of Seller;

(b) all contracts and contract rights of Seller that were not a part of the Collateral and those which were a part of the Collateral, if any, unless and except to the extent that Buyer expressly requests the same in a written request and Seller consents thereto as provided in Section 3.06 herein below;

(c) all Intellectual Property other than Intellectual Property (the "Intellectual Property Assets") that formerly formed a part of the Collateral;

(d) the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller and/or [***] all employee-related or employee benefit related files or records, and any other books and records which Seller is prohibited from disclosing or transferring to Buyer under applicable Law and is required by applicable Law to retain;

(e) all insurance policies of Seller and/or [***] and all rights to applicable claims and proceeds thereunder;

(f) all employee Benefit Plans and trusts or other assets attributable thereto;

(g) all Tax assets (including duty and Tax refunds and prepayments) of Seller and/or [***] and/or any of either's Affiliates;

(h) all rights to any action, suit or claim of any nature available to or being pursued by Seller and/or [***] whether arising by way of counterclaim or otherwise;

(i) all assets, properties and rights used by Seller and/or [***] their respective businesses other than the Business;

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[***] Confidential treatment has been requested with respect to the omitted language. The omitted language has been separately filed with the Securities and Exchange Commission.

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(j) the assets, properties and rights specifically set forth on Section 1.02(j) of the Disclosure Schedules;

(k) the rights which accrue or will accrue to Seller under the Transaction Documents (as defined below); and,

(l) any asset that was not a part of the Collateral.

Section 1.03 No Liabilities/Assumption of Liabilities. Other than the Assumed Liabilities (defined below), Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge the liabilities and obligations set forth on Section 1.03 of the Disclosure Schedules (collectively, the "Assumed Liabilities") including, without limitation, the following:

(a) all liabilities and obligations for (i) sales, use, transfer (including realty transfer), documentary stamp and other Taxes and all recording, filing and other fees and costs with respect to the transactions contemplated hereby, including without limitation Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any taxable period ending after the Closing Date and (ii) Taxes for which Buyer is liable pursuant to Section 5.03;

(b) all other liabilities and obligations arising out of or relating to Buyer's ownership or operation of the Business and the Purchased Assets on or after the Closing; and,

Section 1.04 Purchase Price. The aggregate purchase price for the Purchased Assets shall be five hundred fifty thousand ($550,000.00) US dollars (the "Purchase Price"), plus (i) the assumption of the Assumed Liabilities. The Purchase Price shall be paid as follows: (a) an initial tranche ("Initial Tranche") is paid upon the execution of this Agreement by the parties, in that the execution hereof shall be deemed the issuance of written authority to M. Scott Vayer, Esq. to pay and release to Seller the two hundred ninety-nine thousand nine hundred ninety ($299,990.00) U.S. dollars (the Initial Tranche) heretofore sent by Buyer via wire transfer to the lOLA Trust Account (Chase #000000271205692) of M Scott Vayer, Esq., counsel to Seller; and, (b) an additional sum (the "Second Tranche") in the amount of fifty thousand ($50,000) US dollars shall be paid by wire transfer of immediately available funds to the IOLTA Trust Account (Chase #000000271205692) of M Scott Vayer, Esq., counsel to Seller (or to such other lOLA Trust account as may be designated in writing by Seller) within two (2) Business Days from the execution of this Agreement by the parties, which Second Tranche is hereby authorized for release to Seller immediately upon Closing, and (c) by the delivery to Seller of Buyer's duly executed and acknowledged (before a notary public) two (2%) percent interest bearing secured promissory note (with twelve (12%) percent "Default Interest" accruing upon any default) (in the form annexed hereto as Exhibit K) in the amount of two hundred thousand ($200,000) US dollars payable to the order of Seller and due in full on May 15, 2015 (the "Remaining Purchase Price Note" or "RPP Note"), the original signed copy of which RPP Note shall be delivered by overnight courier to M Scott Vayer, Esq., counsel to Seller, within two (2) Business Days from the execution of this Agreement by the parties, to be held by such counsel in escrow until he receives from either party an original or facsimile/scan/photocopy of the signed Buyer Closing Certificate (as defined below), whereupon he shall deliver the RPP Note to Seller. In any event, at the Closing pursuant to Section 2.02, et seq., Buyer shall deliver to M Scott Vayer, Esq., as counsel to Seller, a true copy of the RPP Note in the from of a facsimile/scan/photocopy thereof, and such Seller's counsel is authorized and directed to release such copy of the RPP Note to Seller upon Seller's delivery of a Bill of Sale for the Purchased Assets to Buyer (or to [***] or another mutually acceptable person, who shall be deemed Buyer's agent (aa) for this purpose, (bb) for the acceptance of the Purchased Assets, and (cc) for the purpose of executing the Buyer Closing Certificate). Buyer's (or [***] acceptance of the Bill of Sale shall be deemed the issuance of written authority to M. Scott Vayer, Esq. to release to Seller the signed original copy of the RPP Note.

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[***] Confidential treatment has been requested with respect to the omitted language. The omitted language has been separately filed with the Securities and Exchange Commission.

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Section 1.05 Security Interest. As collateral security for the payment of the Purchase Price of the Purchased Assets (including without limitation the RPP Note) and performance in full of all the obligations of the Buyer under this Agreement, the Buyer hereby pledges and grants to the Seller, a lien on and security interest in and to all of the right, title and interest of the Buyer in, to and under the Purchased Assets, wherever located, and whether now existing or hereafter arising or acquired from time to time, and in all accessions thereto and replacements or modifications thereof, as well as all proceeds (including insurance proceeds) of the foregoing. The security interest granted under this provision constitutes a purchase money security interest under the Uniform Commercial Code. Buyer agrees that on or prior to Closing it shall duly execute and deliver to Seller, a security agreement in favor of Seller as provided herein in a customary form to be furnished by Seller and satisfactory to Seller in form and substance (the "Security Agreement").

Section 1.06 Allocation of Purchase Price. Within 30 days after the Closing Date, Seller shall deliver a schedule allocating the Purchase Price (including any Assumed Liabilities treated as consideration for the Purchased Assets for Tax purposes) (the "Allocation Schedule"). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code. The Allocation Schedule shall be deemed final unless Buyer notifies Seller in writing that Buyer objects to one or more items reflected in the Allocation Schedule within 10 days after delivery of the Allocation Schedule to Buyer. In the event of any such objection, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within 30 days after the delivery of the Allocation Schedule to Buyer, such dispute shall be resolved by an impartial firm of independent certified public accountants mutually appointed by Buyer and Seller. The fees and expenses of such accounting firm shall be borne equally by Seller and Buyer. Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

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Section 1.07 Non-assignable Assets.

(a) Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 1.07, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to Buyer of any Purchased Asset would result in a violation of applicable law, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Governmental Authority), and such consent, authorization, approval or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof; provided, however, that, subject to the satisfaction or waiver of the conditions contained in Article VI, the Closing shall occur notwithstanding the foregoing without any adjustment to the Purchase Price on account thereof. Following the Closing, Seller and Buyer shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any such required consent, authorization, approval or waiver, or any release, substitution or amendment required to transfer the same to Buyer; provided, however, that neither Seller nor Buyer shall be required to pay any consideration therefor. Once such consent, authorization, approval waiver, release, substitution or amendment is obtained, Seller shall sell, assign, transfer, convey and deliver to Buyer the relevant Purchased Asset to which such consent, authorization, approval waiver, release, substitution or amendment relates for no additional consideration. Applicable sales, transfer and other similar Taxes in connection with such sale, assignment, transfer, conveyance or license shall be paid by Buyer in accordance with Section 5.03.

(b) To the extent that any Purchased Asset and/or Assumed Liability cannot be transferred to Buyer following the Closing pursuant to this Section 1.07, on the condition that Seller shall not be required to pay any cost or consideration therefor, Buyer and Seller shall use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Purchased Asset and/or Assumed Liability to Buyer as of the Closing and the performance by Buyer of its obligations with respect thereto. Buyer shall, as agent or subcontractor for Seller pay, perform and discharge fully the liabilities and obligations of Seller thereunder from and after the Closing Date. To the extent permitted under applicable Law, Seller shall, at Buyer's expense, hold in trust for and pay to Buyer promptly upon receipt thereof, such Purchased Asset and all income, proceeds and other monies received by Seller to the extent related to such Purchased Asset in connection with the arrangements under this Section 1.07. Seller shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Purchased Assets.

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ARTICLE II

CLOSING

Section 2.01 Closing. To the extent that a physical closing is necessary and subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of M. Scott Vayer, Esq., 45 Rockefeller Plaza, 201 Floor, Rockefeller Center, New York, NY 10111-3193 on February 23, 2015, at 12:00PM, or if all of the Buyer's conditions to closing after all of the conditions to Closing set forth in Section 6.01 and 6.02 cannot be fulfilled by February 23, 2015, then, by written notice to Buyer, Seller may reschedule the Closing to a date within two (2) Business Days after all of the conditions to Closing set forth in Section 6.01and 6.02 are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date, defined below), or to such other time, date or place as Seller and Buyer may mutually agree upon in writing (subject to availability of any counsel holding the second tranche of the Purchase Price in an IOLTA Trust Account). In the event Seller unilaterally reschedules the Closing to a date later than February 28, 2015, Seller undertakes to provide Buyer with a lease for use and possession of the Purchased Assets until the Closing Date at a weekly rent often ($10.00) US dollars. The date on which the Closing is to occur is herein referred to as the "Closing Date".

Section 2.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following ("Seller's Deliverables"):

(i) a bill of sale in the form of Exhibit A hereto (the "Bill of Sale") and duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer;

(ii) an assignment and assumption agreement in the form of Exhibit B hereto (the "Assignment and Assumption Agreement'') and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iii) assignment(s) (the "Intellectual Property Assignments") duly executed by Seller, transferring all of Seller's right, title and interest, in and to, if any, the trademark registrations and applications, patents and patent applications, copyright registrations and applications and domain name registrations included in the Purchased Assets/Purchased IP (as defined herein) to Buyer;

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(iv) with respect to each parcel of Owned Real Property, if any, a special warranty deed in the form of Exhibit C hereto (each, a "Deed") and duly executed and notarized by Seller;

(v) with respect to each Lease, if any, an Assignment and Assumption of Lease substantially in the form of Exhibit D (each, an "Assignment and Assumption of Lease"), duly executed by Seller and, if necessary, Seller's signature shall be witnessed and/or notarized;

(vi) the Seller Closing Certificate (hereinafter defined at Section 6.02(d));

(vii) the FIRPTA Certificate (pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code duly executed by Seller);

(viii) the certificates of the Secretary or Assistant Secretary (or Managing Member or Manager, if an LLC) of Seller required by Section 6.02(e) and Section 6.02(f);

(ix) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, Buyer shall have already delivered (if and as required herein) or shall then deliver to Seller the following ("Buyer's Deliverables"):

(i) The Initial Tranche of the Purchase Price;

(ii) The Second Tranche of the Purchase Price;

(iii) The duly executed Remaining Purchase Price Note;

(iv) the Assignment and Assumption Agreement duly executed by Buyer;

(v) with respect to each Lease, if any, an Assignment and Assumption of Lease duly executed by Buyer and, if necessary, Buyer's signature shall be witnessed and/or notarized;

(vi) the Buyer Closing Certificate (hereinafter defined at Section 6.03(d));

(vii) the certificates of the Secretary or Assistant Secretary (or Managing member or Manager if an LLC) of Buyer required by Section 6.03(e) and Section 6.03(f).

Section 2.03 Failure of Buyer or Seller to Close. In the event that after all of the Buyer's conditions to Closing set forth in Section 6.01 and 6.02 are either satisfied or waived Buyer, the Buyer shall fail to deliver the Buyer's Deliverables to Seller at Closing, Buyer shall be in material breach of this Agreement. In the event that after all of the Seller's conditions to Closing set forth in Section 6.01 and 6.03 are either satisfied or waived by Seller, the Seller shall fail to deliver the Seller's Deliverables to Buyer at Closing, Seller shall be in material breach of this Agreement.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants to Buyer that the statements contained in this Article III, including and subject to the Disclosure Schedules annexed hereto, are true and correct as of the date hereof For purposes of this Article III, "Seller's knowledge," "knowledge of Seller", "best knowledge of Seller" and any similar phrases shall mean the actual knowledge of any director or officer of Seller.

Section 3.01 Organization and Authority of Seller; Enforceability. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of New York and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its Business as currently conducted. Seller has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite company action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of organization, operating agreement or by-laws of Seller; (b) violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; or (c) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Title to Purchased Assets. Seller owns and has good title to the Purchased Assets, free and clear of Encumbrances.

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Section 3.04 Condition of Assets. The Purchased Assets are sold as-is. To the knowledge of Seller, unless otherwise disclosed to Buyer in writing prior to Closing, they are in working condition, subject to routine maintenance, updates or repairs.

Section 3.05 Intellectual Property.

(a) "Intellectual Property" means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys' fees for past, present and future infringement and any other rights relating to any of the foregoing).

(b) Section 3.05(b) of the Disclosure Schedules lists all Intellectual Property included in the Purchased Assets ("Purchased IP''). Seller owns or has adequate, valid and enforceable rights to use all the Purchased IP, free and clear of all Encumbrances. Seller expressly discloses that Purchased IP may include licenses ("IP Licenses") of intellectual property owned by others ("Third Party IP"), and the parties agree such IP Licenses form a part of the Purchased IP only to the extent of Seller's subsisting licenses and that the underlying Third Party IP is and remains the exclusive property of its owner(s); while Seller will seek to assign and transfer to Buyer all such IP Licenses that it owns in Third Party IP, Seller neither represents nor warrants that it is delivering, nor will deliver any Third Party IP, nor shall Seller have any obligation to deliver ownership to Buyer of such underlying Third Party IP or IP License(s). Such Third Party IP may be embedded in software, firmware and/or software code which is not readily accessible to Seller, however, to the extent Seller becomes aware prior to Closing of such IP Licenses and/or Third Party IP, Seller will disclose the same to Buyer and Buyer shall be responsible for directly obtaining its own versions of such IP Licenses upon such terms and conditions as it may directly negotiate with the licensor of such Third Party IP and Buyer shall have no obligation or liability to Seller to assume any such IP Licenses. To the extent that Seller discovers the existence of Purchased IP, IP Licenses and/or Third Party IP forming a part of, required by, or used in connection with Purchases Assets, it shall be permitted to freely add such assets to the appropriate Disclosure Schedules, including without limitation Disclosure Schedules 3.05(b) and 3.06, and the omission and/or inclusion of such intellectual property and/or licenses therein shall not constitute a breach of any Seller's warranty, representation or covenant hereunder, nor shall non-delivery of any license or assignment of a license to Buyer be deemed a failure of Seller to make delivery of any Seller's Deliverable(s) required hereunder.

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(c) Notwithstanding the foregoing, Seller will cooperate with Buyer, upon Buyer's request and at Buyer's sole cost, in efforts to procure IP Licenses for Buyer to the extent such licenses were previously held by Seller and/or [***] upon terms and conditions not less favorable to Buyer than are available to Seller. To Seller's knowledge, Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity. With respect to the registered Intellectual Property listed on Section 3.06(b) of the Disclosure Schedules, to the knowledge of Seller (i) all such Intellectual Property is valid, subsisting and in full force and effect and (ii) all maintenance fees have been paid and all filings required to maintain Seller's ownership thereof have been made. For all such registered Intellectual Property, Section 3.06(b) of the Disclosure Schedules, Seller shall endeavor to list (A) the jurisdiction where the application or registration is located, (B) the application or registration number, and (C) the application or registration date.

(d) To the knowledge of Seller, Seller's prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. To the knowledge of Seller, no person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

Section 3.06 Assigned Contracts. To the best knowledge of Seller, Seller will receive no valid and subsisting contracts as part of the Purchased Assets, as further described in Section 3.06 of the Disclosure Schedules. If any contract(s) and/or contract right(s) are, in fact, included in the Collateral acquired by Seller pursuant to the NYUCC 9-620 foreclosure it intends to conduct, then such contracts and contract rights shall NOT be included in the Purchased Assets and shall not be assigned to and assumed by Buyer (the "Assigned Contracts") unless the Buyer expressly requests the same in a written request within 15 days after the Closing and Seller consents thereto, whereupon any such contract(s) and contract rights(s) shall be assigned to and assumed by Buyer. Buyer recognizes and acknowledges that [***] was substantially inactive in performing and managing its Business for more than the past one year and that certain events may have occurred or failed to occur which may negatively have affected or may affect the Assigned Contracts and/or rights of Seller (as successor to [***] therein; however, Buyer understands and will accept any such Assigned Contracts that it requests on an "as-is" basis, in their respective then existing condition(s) as of the Closing Date. In light of the fact that the Purchased Assets conveyed hereunder were formerly a part of the Collateral and that Seller has acquired such Collateral as forms a part of the Purchased Assets pursuant to Seller's rights to accept the same as a secured party under the NYUCC, including without limitation NYUCC 9-620, no discrepancy in the validity or enforceability of the Assigned Contracts from the state of facts represented by Seller herein or hereafter shall constitute or comprise, in whole or in part, a breach of any Seller 's warranty, representation or covenant hereunder, nor shall non-delivery to Buyer of any assignment of such an Assigned Contract be deemed a failure of Seller to make delivery of any Seller's Deliverable(s) required hereunder. To the knowledge of Seller, Section 3.06 of the Disclosure Schedules sets forth Seller's information about the possible type and kind of contract(s) and/or contract right(s), if any, that Seller may acquire pursuant to the said foreclosure .

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[***] Confidential treatment has been requested with respect to the omitted language. The omitted language has been separately filed with the Securities and Exchange Commission.

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Section 3.07 Permits. Section 3.07 of the Disclosure Schedules lists all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from governmental authorities included in the Purchased Assets (the "Transferred Permits"). To the knowledge of Seller, except as disclosed in Section 3.07 of the Disclosure Schedules: (i) the Transferred Permits are valid and in full force and effect; (ii) all fees and charges with respect to such Transferred Permits as of the date hereof have been paid in full; (iii) no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Transferred Permit.

Section 3.08 Non-foreign Status. Seller is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2.

Section 3.09 Compliance With Laws. To the knowledge of Seller, Seller has complied, and is now complying, with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Assets.

Section 3.10 Legal Proceedings. To the knowledge of Seller, there is no claim, action, suit, proceeding or governmental investigation ("Action") of any nature pending or, to Seller's knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred nor circumstances exist, to the knowledge of Seller, that may give rise to, or serve as a basis for, any such Action.

Section 3.11 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.12 Full Disclosure. To the knowledge of Seller, no representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or, to the knowledge of Seller, omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

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Section 3.13 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III (including the related portions of the Disclosure Schedules), neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Purchased Assets furnished or made available to Buyer and its Representatives (including any information, documents or material, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, use or condition of the Purchased Assets, or any representation or warranty arising from statute or otherwise in law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof For purposes of this Article IV, "Buyer's knowledge," "knowledge of Buyer," "best knowledge of Buyer" and any similar phrases shall mean the actual of any director or officer of Buyer, after due inquiry.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized. validly existing and in good standing under the laws of the state of Nevada. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

_______________

[***] Confidential treatment has been requested with respect to the omitted language. The omitted language has been separately filed with the Securities and Exchange Commission.

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Section 4.03 Legal Proceedings. There is no Action of any nature pending or, to Buyer's knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 4.06 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Business and the Purchased Assets, (including its own review, and/or review by advisers and consultants reporting to it, of the Collateral during times preceding the Seller's acquisition of the same as a secured creditor pursuant to the NYUCC, and including when such Collateral was in the hands of [***] and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article Ill of this Agreement (including related portions of the Disclosure Schedules); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business, the Purchased Assets or this Agreement, except as expressly set forth in Article m of this Agreement (including the related portions of the Disclosure Schedules).

ARTICLE V

COVENANTS

Section 5.01 Public Announcements. Unless otherwise required by applicable law, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

_______________

[***] Confidential treatment has been requested with respect to the omitted language. The omitted language has been separately filed with the Securities and Exchange Commission.

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Section 5.02 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 5.03 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 5.04 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, the condition that no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

"Transaction Documents" means this Agreement, and the other agreements, instruments and documents required to be delivered at the Closing, including without limitation, Buyer's Deliverables and Seller's Deliverables.

Section 6.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer's waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Seller contained in Article IV shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect (defined below).

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(b) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents required to be performed or complied with by it prior to or on the Closing Date.

(c) Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents and such other documents and deliveries set forth in Section 2.02(b).

(d) Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied (the "Seller Closing Certificate").

(e) Buyer shall have received a certificate of the managing member or a manager of Seller certifying that in accordance with its Operating Agreement Seller has duly authorized the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(f) Buyer shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) (the "FIRPTA Certificate") that Seller is not a foreign person within the meaning of Section 1445 of the Code duly executed by Seller.

Section 6.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller's waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Buyer contained in Article IV shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

(b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

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(c) Buyer shall have delivered to Seller the Purchase Price, duly executed counterparts to the Transaction Documents and such other documents and deliveries set forth in Section 3.02(b).

(d) Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied (the "Buyer Closing Certificate").

(e) Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(f) Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers and agents of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, except to the extent otherwise expressly stated herein shall be paid by the party incurring such costs and expenses.

Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

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If to Seller:	JIFM HOLDINGS, LLC
315 Oser Avenue, Suite 2
Hauppauge, NY 117788

Facsimile:
E-mail:

with a copy to:	Law Offices of M. Scott Vayer
45 Rockefeller Plaza Ste 2000
New York, NY 10111-3193
Attention: M. Scott Vayer

Facsimile: 212-332-3372
E-mail: svayer@vayerlaw.com

If to Buyer:	SELECT-TV USA HOLDINGS, INC.
2360 Corporate Circle Ste 400
Henderson, NV 89074-7739

Fascimile:
E-mail:
Attention: Brooks Pickering

with a copy to:	Sanders ortoli Vaughn-Flam Rosenstadt LLP
501 Madison Avenue - 14th Floor
New York, NY 10022
Facsimile: 212-829-8937
E-mail: wsr@sovrlaw.com
Attention: William S. Rosenstadt

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Headings and Definitions. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Unless otherwise defined herein, capitalized terms shall have the respective meanings, as required by context, which are set forth, in order of priority, in the RPP Note, the Security Agreement and the other Transact ion Documents. The following defined terms shall have the meanings here set forth: "Material Adverse Effect" means any event, occurrence, fact, condition or change that is materially adverse to (a) the Purchased Assets, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that "Material Adverse Effect" shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any matter of which Buyer is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and/or the Business; or (ix) any natural or man-made disaster or acts of God.

Section 7.03 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.04 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.06 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 7.07 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.08 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.09 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict oflaw provision or rule (whether of the State of New York or any other jurisdiction).

Section 7.10 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 7.11 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

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Section 7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

JIFM HOLDINGS, LLC

By: /s/ signature

Name: [***]

Title: Managing Member

SELECT-TV USA HOLDINGS, INC.

By: /s/ Philippe Germain

Name: Philippe Germain

Title: CEO

By:

Name:

Title:

_______________

[***] Confidential treatment has been requested with respect to the omitted language. The omitted language has been separately filed with the Securities and Exchange Commission.

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